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                                                                    EXHIBIT 99.A

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McCLAIN NEWS RELEASE
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                             FOR IMMEDIATE RELEASE

NASDAQ                                                 CONTACT: MARK MIKELAIT
Symbol MCCL                                                     TREASURER
                                                           TEL: (419) 468-2120
                                                           FAX: (419) 468-4895

                            McCLAIN INDUSTRIES, INC.
              ANNOUNCES RECORD SALES AND EARNINGS FOR FISCAL 1999


Sterling Heights, Michigan, December 13, 1999 - McClain Industries, Inc. NASDAQ Symbol (MCCL), today announced record sales and earnings for the year ended September 30, 1999.

Sales for the year ended September 30, 1999 increased 21% to a record $140,604,885 compared to $116,554,031 in Fiscal 1998. Net income for the year ended September 30, 1999 was a record $4,181,938 or $.90 per share compared to $3,383,892 or $.72 per share in fiscal 1998.

Sales for the quarter ended September 30, 1999 were a record $38,658,713 compared to $35,872,693 for the same quarter a year earlier. Net income for the fourth quarter in Fiscal 1999 was $1,117,462 or $.25 a share verses income of $1,654,002 or $.35 a share for the same quarter in Fiscal 1998.

"We are extremely pleased with our results for the fiscal year ended September 30, 1999" said Kenneth D. McClain, President and Chief Executive Officer, "we were able to meet our Fiscal 1999 goals of increased sales and earnings, as well as improved gross profit margins on our manufacturing operations and expect the improvements to continue in Fiscal 2000."

McClain Industries is one of the nation's leading manufacturers of solid waste handling and transportation equipment for the waste disposal and recycling industry and of a diversified line of dump truck bodies.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                     Three Months Ended                          Year Ended
                                         September 30,                          September 30,
                                   1999               1998                1999                1998
                                   ----               ----                ----                ----
Net Sales                       $38,658,713       $35,872,693         $140,604,885        $116,554,031
Cost of Sales                    32,196,749        29,809,550          115,863,228          95,786,681
                                -----------       -----------         ------------        ------------
Gross Profit                      6,461,964         6,063,143           24,741,657          20,767,350
Selling, general and
 administrative expenses          4,211,233         3,277,388           16,234,546          13,363,850
                                -----------       -----------         ------------        ------------
Income from operations            2,250,731         2,785,755            8,507,111           7,403,500
Other expense, net                 (557,269)         (592,753)          (2,170,173)         (2,589,608)
                                -----------       -----------         ------------        ------------
Income before income taxes        1,693,462         2,193,002            6,336,938           4,813,892
Income taxes                        576,000           539,000            2,155,000           1,430,000
                                -----------       -----------         ------------        ------------
Net income                      $ 1,117,462       $ 1,654,002         $  4,181,938        $  3,383,892
                                ===========       ===========         ============        ============
Net income per common share     $       .25       $       .35         $        .90        $        .72
                                ===========       ===========         ============        ============
Weight average common share       4,673,136         4,711,741            4,673,136           4,711,741
                                ===========       ===========         ============        ============